LB SERIES FUND, INC.

                 Power of Attorney of Director and Officer



KNOW ALL MEN BY THESE PRESENTS, that the undersigned trustee and/or officer of LB SERIES FUND, INC., a Minnesota Corporation, does hereby make, constitute and appoint Otis F. Hilbert, Randall L. Wetherille and James M. Odland, and each or any of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as such director and/or officer of such Company to a Registration Statement or Registration Statements, on Form N-1A or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by such Company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of shares of such Company, and to file the same, with all exhibits thereto and other supporting documents, with such Commission, granting unto such attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 31st day of October, 1995.


/s/ Bruce J. Nicholson
____________________________________________________
Bruce J. Nicholson


Bruce J. Nicholson